UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1448 NW Market St, Suite 500, Seattle, WA	98107
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2026, Marchex, Inc., a Delaware corporation (the “Company”) entered into a Sublease Agreement (the “Sublease”) with RentSpree, Inc., a Delaware corporation (“RentSpree”), with respect to the sublease of the Company’s office space located at 1200 5th Avenue, Suite 1300, Seattle, Washington.

The term of the Sublease is May 1, 2026 through September 28, 2027 (the “Term”) and is for all 12,300 square feet.

Under the Sublease, RentSpree is obligated to pay to the Company fixed monthly rent over the Term totaling approximately $337,000, with an initial rate of $19.25 per square foot increasing after 12 months to $19.50 per square foot.

The description of the Sublease set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Item 2.06 Material Impairments.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Company’s entry into the Sublease Agreement with RentSpree described under Item 1.01 of this Current Report on Form 8‑K, the Company determined that the carrying value of its right‑of‑use asset associated with the underlying office space exceeds its estimated fair value.

As a result, the Company will record a noncash impairment charge related to the right‑of‑use asset during the first quarter of 2026. The impairment charge will be reflected in the Company’s consolidated statement of operations for the quarter ending March 31, 2026. The Company currently expects the impairment charge to be approximately $203,000. The final amount of the impairment charge may differ from this estimate as the Company completes its analysis of the transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: May 1, 2026	By:	/s/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Corporate Secretary